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                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

Name:                   Patricia A. Parker

Address:                A.C. Moore Arts & Crafts, Inc.
                        130 A.C. Moore Drive
                        Berlin, New Jersey 08009

Designated Filer:       John E. Parker

Issuer & Ticker Symbol: A.C. Moore Arts & Crafts, Inc. (ACMR)

Date of Event
Requiring Statement:    May 3, 2005